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                                                                  Exhibit 23.2

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Household Automotive Trust 2002-2

We have audited the accompanying balance sheet of Household Automotive Trust 2002-1 as of August 21, 2002. This financial statement is the responsibility of the trust's management. Our responsibility is to express an opinion on the balance sheet based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit of a balance sheet includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit of a balance sheet also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Household Automotive Trust 2002-2 as of August 21, 2002, in conformity with accounting principles generally accepted in the United States of America.

      /s/ KPMG LLP

      Chicago, Illinois
      August 21, 2002


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                        HOUSEHOLD AUTOMOTIVE TRUST 2002-2
                                  BALANCE SHEET
                                 AUGUST 21, 2002
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
                                                         ASSETS
      Cash...................................................................................................$1,000
                                                                                                             ------
      Total assets...........................................................................................$1,000
                                                                                                             ------

                                             LIABILITIES AND TRUST PRINCIPAL

      Interest in the trust..................................................................................$1,000
                                                                                                             ------
      Total liabilities and trust principal................................................................. $1,000
                                                                                                             ------
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    The accompanying notes are an integral part of this financial statement.

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                        HOUSEHOLD AUTOMOTIVE TRUST 2002-2
                          NOTES TO FINANCIAL STATEMENT

1.   NATURE OF OPERATIONS:

         Household Automotive Trust 2002-2 (the "trust"), was formed in the State of Delaware on August 8, 2002. The trust has been inactive since that date.

         The trust was organized to engage exclusively in the following business and financial activities: to acquire motor vehicle retail installment sale contracts from Household Auto Receivables Corporation; to issue and sell notes collateralized by its assets; and to engage in any lawful act or activity and to exercise any power that is incidental and is necessary or convenient to the forgoing.

2.   CAPITAL CONTRIBUTION:

         Household Auto Receivables Corporation purchased, for $1,000, a 100% beneficial ownership interest in the trust on August 8, 2002.